SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 25, 2008

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11860	04-3144936
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1370 Dell Avenue, Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 866-8300

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company’s senior vice president and general manager of its semiconductor division, Thomas Hamilton, has retired effective February 25, 2008.  As a result of an agreed upon modification to his existing employment agreement, Mr. Hamilton has agreed to provide consulting services to the semiconductor division for a period of approximately six months at his previous monthly rate of pay (approximately $100,000 in total) and is eligible for COBRA benefits to be paid by the Company for up to six months after his retirement date (with a value of approximately $8,934.18).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date: February 25, 2008	By:	/s/ Gary Williams
Gary Williams
Executive Vice President of Finance and
Chief Financial Officer